Exhibit 10.218

March 19, 2003

Craig W. Carlson

Chief Operating Officer and

Chief Financial Officer

Cygnus, Inc.

400 Penobscot Drive

Redwood City, CA 94063

Dear Craig:

This letter confirms that Cygnus is not obligated to pay Sankyo the 2002 deferred Advertising and Promotional Amount of $6,688,725.02 under our Sales, Marketing and Distribution Agreement until second quarter of fiscal year 2004.

Sincerely,

/s/ John Gargiulo

John Gargiulo
VP Marketing and Commercial Operations
Sankyo Pharma Inc.